As filed with the Securities and Exchange Commission on January 25, 2010

Registration No. 333-164242

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BJ’s RESTAURANTS, INC.

(Exact name of Registrant as specified in its charter)

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

(714) 500-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

California	33-0485615
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

GREGORY S. LEVIN

Executive Vice President, Chief Financial Officer and Secretary

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

(714) 500-2400

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Steinberg, Esq.

Jeffer, Mangels, Butler & Marmaro LLP

1900 Avenue of the Stars, 7th Floor

Los Angeles, California 90067

(310) 203-8080

Fax: (310) 203-0567

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to general Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box,  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Primary Offering:
Senior Debt Securities; Subordinated Debt Securities; Common Stock, no par value per share(4); Preferred Stock, no par value per share(4); Depositary Shares(4); Warrants(4); and Units(4)	(5)	(5)	(5)	(5)
Total for Primary Offering			$75,000,000	$5,348(6)
Secondary Offering:
Common Stock, no par value per share	3,801,730	$18.735	$71,225,411	$5,079(7)
Total:			$146,225,411	$10,427(8)

(1)	With respect to the primary offering, there are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant and such indeterminate number of warrants, depositary shares, and units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed the amount referenced below. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(2)	With respect to the primary offering, the proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(4)	Also includes such indeterminate number of shares of preferred stock, depositary shares, common stock, warrants, and units as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to any prospectus or prospectus supplement filed with this registration statement.
(5)	Not required to be included in accordance with General Instruction II(D) of Form S-3.
(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued in the primary offering from time to time pursuant to this Registration Statement exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $75,000,000, less the dollar amount of any securities previously issued hereunder.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on December 30, 2009.
(8)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 is filed solely to substitute the enclosed Exhibit 5.1 in place of the Exhibit 5.1 previously filed. Except as described above, no other changes have been made to the previous filing. The Form S-3 as filed on January 7, 2010 continues to speak as of that date and we have not updated the disclosures contained therein to reflect any events which occurred subsequent to the previous filing.

Item 16.	Exhibits

The exhibits filed as a part of this Registration Statement are as follows:

1.1	Form of Underwriting Agreement.*

3.1	Articles of Incorporation of BJ’s Restaurants, Inc., as amended. (1)

3.2	Bylaws of BJ’s Restaurants, Inc., as amended (2)

4.1	Specimen Common Stock Certificate of BJ’s Restaurants, Inc. (3)

4.2	Stock Purchase Agreement by and between the Company, The Jacmar Companies and William H. Tilley dated February 22, 2001(4)

4.3	Senior Indenture(5)

4.4	Subordinated Indenture(6)

4.5	Form of Senior Note.*

4.6	Form of Senior Note.*

4.7	Form of Certificate of Determination.*

4.8	Form of Preferred Stock Certificate.*

4.9	Form of Deposit Agreement.*

4.10	Form of Unit Agreement.*

4.11	Form of Unit Certificate.*

4.12	Form of Warrant Agreement.*

4.13	Form of Warrant Certificate.*

5.1	Opinion of Jeffer, Mangels, Butler & Marmaro LLP regarding the legality of the securities being registered.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges(7)

23.1	Consent of Independent Registered Public Accounting Firm(8)

23.2	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included within Exhibit 5.1).

24.1	Power of Attorney(9)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.**

(1)	Incorporated by reference to (i) Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 28, 1996, as amended by the Company’s Registration Statement on Form SB-2/A filed with the Commission on August 1, 1996 and the Company’s Registration Statement on Form SB-2/A filed with the Commission on August 22, 1996 (File No. 3335182-LA) (as amended, the “Registration Statement”), and (ii) Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 2, 2005 filed by the Registrant with the Commission on March 15, 2005.
(2)	Incorporated by reference to Exhibits 3.1 to the Form 8-K filed on June 4, 2007.
(3)	Incorporated by reference to Exhibit 4.1 to the Registration Statement.
(4)	Incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed by the Registrant with the Commission on April 2, 2001.
(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 filed by the Registrant with the Commission on January 7, 2010.
(6)	Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed by the Registrant with the Commission on January 7, 2010.
(7)	Incorporated by reference to Exhibit 12.1 to the Registrant’s Registration Statement on Form S-3 filed by the Registrant with the Commission on January 7, 2010.
(8)	Incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-3 filed by the Registrant with the Commission on January 7, 2010.
(9)	Incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 filed by the Registrant with the Commission on January 7, 2010.
*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on January 25, 2010.

BJ’S RESTAURANTS, INC.

By:	/S/ GERALD W. DEITCHLE
Name:	Gerald W. Deitchle
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ GERALD W. DEITCHLE	Chairman, President and Chief Executive Officer	January 25, 2010
Gerald W. Deitchle	(Principal Executive Officer)

/S/ GREGORY S. LEVIN	Executive Vice President, Chief Financial Officer, and	January 25, 2010
Gregory S. Levin	Secretary (Principal Financial and Accounting Officer)

*	Director	January 25, 2010
Peter A. Bassi

*	Director	January 25, 2010
Larry D. Bouts

*	Director	January 25, 2010
Shann M. Brassfield

*	Director	January 25, 2010
James A. Dal Pozzo

*	Director	January 25, 2010
John F. Grundhofer

*	Director	January 25, 2010
J. Roger King

*By	/S/ GREGORY S. LEVIN
Gregory S. Levin
Attorney in Fact